[LETTERHEAD OF TROOP STEUBER PASICH REDDICK & TOBEY, LLP]



February 4, 2000




NetCurrents, Inc.
9720 Wilshire Boulevard, Suite 700
Los Angeles, CA 90210

Ladies and Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the Registration Statement") to which this letter is attached as Exhibit
5.1 filed by NetCurrents, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), up to 8,033,079 shares of the Common Stock, par value $0.001 per share (the "Shares") of the Company.

         We are of the opinion that the Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters."


                                Respectfully submitted,

                                /S/ TROOP STEUBER PASICH REDDICK & TOBEY, LLP
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                                TROOP STEUBER PASICH REDDICK & TOBEY, LLP